EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555

PERFICIENT ACQUIRES BLUETUBE

ST. LOUIS, MO. (October 13, 2016) – Perficient, Inc. (NASDAQ: PRFT) (“Perficient”), the leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, today announced it has acquired Bluetube, a $7 million annual-services-revenue digital consultancy with deep expertise in enterprise mobile applications.

The acquisition is expected to be accretive to adjusted earnings per share immediately.

“We are excited to continue to strengthen our digital capabilities with the strategic acquisition of Bluetube,” said Jeffrey Davis, Perficient’s chief executive officer and president. “Bluetube’s capabilities are highly complementary to those of our award-winning creative agency, Perficient Digital, and in a mobile-first world are a key strategic differentiator. Bluetube’s reputation for delivering excellent digital and mobile experiences, customer-centric mentality, and solid client roster ensures a strong cultural fit and compelling opportunities for accelerated growth moving forward.”

The acquisition of Bluetube:

•	Enhances and expands Perficient’s digital experience offerings with additional strategy, creative services, mobile, and marketing expertise;
•	Increases Perficient’s presence in the southeastern United States and in the enterprise-rich Atlanta market;
•	Strengthens Perficient’s Microsoft-oriented offerings by deepening its Sitecore practice expertise and introducing an Elite-level Xamarin partnership – one of just 10 globally – to the firm;
•	Adds approximately 60 consulting, digital agency, technology, sales, and support professionals; and

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Brings client relationships with enterprise customers including Home Depot, Jackson Energy Authority, Kimberly-Clark, Mapco Express, the New York Philharmonic, Sea Tow, Turner Broadcasting, and many others.

Bluetube’s chief executive officer, Grant Davies, joins Perficient in a key leadership role.

“Perficient, and its award-winning creative agency, Perficient Digital, is well-known and highly regarded for its digital transformation expertise and experience,” Davies said. “We’re thrilled to join a firm with a reputation for excellence and a distinguished track record of delivering outstanding digital experience, business optimization, and industry solutions to the world’s leading enterprises.”

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient’s professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Business Solution Partner, and a Gold Salesforce Consulting Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2016. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015.